United States Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$21,598,570
Unrealized Gain (Loss) on Market Value of Futures	(87,603,760)
Dividend Income	13,173
Interest Income	12,229
ETF Transaction Fees	12,000
Total Income (Loss)	$(65,967,788)

Expenses
General Partner Management Fees	$369,694
Brokerage Commissions	80,903
Tax Reporting Fees	80,220
SEC & FINRA Registration Expense	35,144
NYMEX License Fee	12,323
Audit Fees	12,274
Non-interested Directors' Fees and Expenses	8,943
Prepaid Insurance Expense	8,084
Total Expenses	$607,585
Net Income (Loss)	$(66,575,373)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/13	$1,090,631,721
Additions (2,200,000 Units)	75,262,056
Withdrawals (3,500,000 Units)	(118,716,934)
Net Income (Loss)	(66,575,373)

Net Asset Value End of Month	$980,601,470
Net Asset Value Per Unit (29,600,000 Units)	$33.13

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612